SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549




                                   FORM 8-K




                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




Date of Report:  May 10, 1995
Date of Earliest Event Reported:  April 26, 1995




                        PENNSYLVANIA ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)




                                 Pennsylvania
                (State or other jurisdiction of incorporation)




      0-7812                                            23-1920170
(Commission File Number)                    (IRS Employer Identification No.)




Wilkes-Barre Center, 39 Public Square,
Wilkes-Barre, Pennsylvania                              18711-0601
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (717) 829-8843

             Not Applicable
(Former Name or former address, if changed since last report)

ITEM 5    OTHER EVENTS

          On April 26, 1995, the Board of Directors of Pennsylvania Enterprises, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, no par value (stated value $10 per share), of the Company (the "Common Shares") to shareholders of record on May 16, 1995 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one-half of a Common Share. No less than two Rights, and only integral multiples of two Rights may be exercised at any time by holders of Rights at a price of $100 per Common Share (the "Purchase Price") (equivalent to $50 for each one-half of a Common Share), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Chemical Bank, as Rights Agent.

          Initially, the Rights will be attached to all Common Share certificates representing Common Shares then outstanding, and no separate Right certificates will be distributed. Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Shares (an "Acquiring Person"), or (ii) 10 business days (or such later day as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer if, upon consummation thereof, any person or group would be an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such certificate together with a copy of this Summary of Rights. The date of announcement of the existence of an Acquiring Person referred to in clause (i) above is hereinafter referred to as the "Share Acquisition Date."

          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Share certificates. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 16, 2005, unless earlier redeemed or exchanged by the Company as described below.

          In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement provides that proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Common Stock Equivalents (as such term is defined in the Rights Agreement)) having a value equal to two (2) times the exercise price of two Rights. Upon the occurrence of the event described in the preceding sentence, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate (as such terms are defined in the Rights Agreement) of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of the Rights Agreement, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of the Rights Agreement or otherwise.

          At any time after the occurrence of the event described in the first sentence of the preceding paragraph and prior to the acquisition by any Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (except Rights which previously have been voided as described above), in whole, but not in part, at an exchange ratio of one Common Share (or, in certain circumstances, one Common Stock Equivalent) per Right.

          In the event that, following the earlier of the Distribution Date and the Share Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its Common Shares are changed or exchanged, or (iii) more than 50% of the Company's assets or earning power is sold or transferred (other than a sale of the water business of Pennsylvania Gas and Water Company ("PG&W") pursuant to an Asset Purchase Agreement dated as of April 26, 1995 among the Company, PG&W, Pennsylvania-American Water Company and American Water Works Company, Inc.), the Rights Agreement provides that proper provision shall be made so that each holder of two Rights (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of two Rights, common stock of the acquiring company having a value equal to two (2) times the exercise price of two Rights.

          The Purchase Price payable, and the number of Common Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights, options or warrants to subscribe for Common Shares or convertible securities at less than the current market price of the Common Shares (except for rights under the Company's Dividend Reinvestment and Stock Purchase Plan or Customer Stock Purchase Plan), or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness, stock (other than a dividend payable in Common Shares), assets or cash (excluding regular quarterly cash dividends) or of subscription rights, options or warrants (other than those referred to above).

          The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Common Shares will be issued upon the exercise of any Right or Rights. In lieu of fractions of a share equal to one-half of a share or less, a cash payment will be made, as provided in the Rights Agreement. No Rights may be exercised that would entitle the holders to any fraction of a Common Share greater than one-half of a share unless concurrently therewith such holder purchases an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares, as provided in the Rights Agreement.

          At any time prior to such time as any Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.005 per Right, subject to adjustment (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

          The terms of the Rights may be amended by the Company and the Rights Agent, provided that following the Distribution Date the amendment does not materially adversely affect the interests of holders of Rights (other than an Acquiring Person) and provided that no amendment shall be made which decreases the Redemption Price.

          As of April 28, 1995 there were 5,735,530 Common Shares issued and outstanding and 757,285 Common Shares reserved for issuance. Shareholders of record on May 16, 1995 will receive one Right for each Common Share held. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share. The Company's Board of Directors has reserved for issuance upon exercise of the Rights, 3,276,438 Common Shares.

          The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by its Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at a time when the Rights are redeemable.

          The Rights Agreement, specifying the terms of the Rights (which includes as Exhibit B the form of Rights Certificate), is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

ITEM 7    EXHIBITS

          1. Rights Agreement, dated as of April 26, 1995 between Pennsylvania Enterprises, Inc. and Chemical Bank, as Rights Agent, which includes the form of Rights Certificate as Exhibit A. Pursuant to the Rights Agreement, printed Rights Certificates will not be mailed until as soon as practicable after the Distribution Date.

                                   SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 10, 1995


                                   PENNSYLVANIA ENTERPRISES, INC.




                                   By /s/ John F. Kell, Jr.
                                      --------------------------------------
                                      John F. Kell, Jr.
                                      Vice President, Finance

                               INDEX TO EXHIBITS







Exhibit                  Description



 1.                      Rights Agreement, dated as of April 26, 1995 between
                         Pennsylvania Enterprises, Inc. and Chemical Bank, as
                         Rights Agent, which includes the form of Rights
                         Certificate as Exhibit A.